EXHIBIT 4.6

LEASE AGREEMENT MADE THIS 10TH DAY OF MAY 2006

BETWEEN:     ROANNE HOLDINGS LIMITED
             (hereinafter called the "Landlord")
                                                              OF THE FIRST PART;

AND:         IBB INTERNATIONAL CANADA LTD.
             (hereinafter called the "Tenant")
                                                             OF THE SECOND PART.

ARTICLE 1 - DEFINITIONS

In this Lease, the parties agree that the following words or terms have the meaning set forth below.

1.1 THE COMMERCIAL TENANCIES ACT, R.S.O. 1990, C.L.7 including any amendments or any statute which replaces or supersedes that Act.

1.2 "ADDITIONAL RENT" means any and all money that the Tenant is required to pay to the Landlord under this Lease except for Base Rent, even if such money is not specifically described as Additional Rent in this Lease. Additional Rent is payable in full by the Tenant without deduction or set-off of any kind. Additional Rent is immediately payable on demand by the Tenant to the Landlord. Additional Rent may be estimated by the Landlord from time to time. If the Landlord estimates Additional Rent, the Tenant shall pay Additional Rent to the Landlord in consecutive monthly installments in advance with annual adjustments. Additional Rent accrues on a day to day basis. If a final calculation of Additional Rent is not made until after this Lease expires, the Tenant shall pay such Additional Rent to the Landlord on demand because the Tenant's obligation to pay Additional Rent shall survive the expiration of this Lease.

1.3 "ALTERATIONS" means any and all alterations, adjustments, changes, repairs, renewals, restorations, re-arrangements, remodeling, rehabilitating, retrofitting, relocations, subtractions, reductions, substitutions, deletions, additions, expansions, reconstructions, removals, replacements, modifications, improvements, betterments, installations or decorations.

1.4 "ARCHITECTS" means the Landlord's Architect whose decision shall be final in terms of any certificates that the Architect may issue.

1.5 "BASE RENT" means the annual rent payable by the Tenant to the Landlord as set forth in Article 4 of this Lease which is payable in full without deduction or set-off of any kind.

1.6 "BUILDING" means the building located at, 1 VALLEYBROOK DRIVE, TORONTO, ONTARIO and the lands on which it is situated.

1.7 "CLAIMS" means claims, losses, actions, suit, proceedings, causes of action, demands, damages of any kind, fines, duties, interest, penalties, judgements, executions, liabilities, responsibilities, costs, charges, payments and expenses including professional, consultant, and legal fees on a solicitor and his or her own client basis.

1.8 "COMMON AREAS" or "Common Facilities" mean all lands, buildings, areas, facilities, utilities, improvements, systems, signs, equipment and installations in, upon, or forming part of which serve the building from time to time which are not leased to Tenants and are for the common benefit of all Tenants in the Building. Without limiting the generality of what a Common Area or Common Facility is, Common Areas or Common Facilities include all parking areas (unless they have been separately reserved by the Landlord for the use of one or more Tenants), entrances and exits to the Building, delivery passages, doors, loading docks, communal garbage areas, communal walkways, all lobbies, all roofs including coverings and membranes, all walls including weather walls, exterior and structural components, structural subfloors, structural ceilings, bearing walls and retaining walls, foundations and footings, public service areas, stairways, ramps, public washrooms, utility equipment and service rooms which includes electrical, telephone, computer, meter, mechanical, storage, fan, fire prevention and detection, security, satellite, recycling and disposal rooms, signs, lighting, electrical, plumbing, drainage,


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sprinkler, mechanical and HVAC systems, as well as the structures housing them.

1.9 "FIXTURING PERIOD" means from the N/A day of N/A, 200_ to the N/A day of N/A, 200_ during which time the Landlord's work and the Tenant's work as described in Schedule "A" shall be completed. The Tenant must have insurance coverage upon occupancy.

1.10 "GST" means any tax, rate, duty, levy, fee, charge, or assessment, whether existing at the commencement of the Lease term or not, that is imposed by any taxing authority with respect to Rent or Additional Rent payable by the Tenant to the Landlord under this Lease or for the rental space or the provision or supply of any goods or services or utilities to the Tenant by the Landlord under this Lease, regardless or whether such tax, rate, duty, levy, fee, charge, or assessment is called or characterized as a sales, use, consumption, value-added, business transfer, or goods and services tax (collective "GST").

1.11 "HAZARDOUS SUBSTANCE" means any substance which if released into the Building or any part thereof or into the natural environment will cause or is likely to cause material harm to the building, the Premises, the natural environment, or human health and includes any substance declared to be hazardous or toxic under any laws now or hereafter enacted by any authority entitled to set such laws.

1.12 "INDEMNITOR" is the third party and means the person who has executed the Indemnity Agreement at Schedule "B". If there is no indemnitor, all references to the Indemnitor in this Lease shall be of no force and effect.

1.13 "INJURY" means bodily injury, personal discomfort, anguish, shock, sickness, disease, death, false arrest or detention, malicious prosecution, libel, slander, defamation of character, invasion of privacy, wrongful entry or eviction, or unlawful discrimination.

1.14  "JURISDICTION" means the Province of Ontario

1.15 "LAND SURVEYOR" means the Landlord's Land Surveyor whose decision shall be final in all matters pertaining to Land Surveying.

1.16 "LANDLORD" is the first party and its authorized agents and representatives. In any section of this Lease which contains a release or other exculpatory language, the term Landlord includes officers, directors, servants, employees, and agents of the Landlord.

1.17 "LAWS" means all laws, regulations, orders, by-laws, rules, declarations, requirements, and directions of all governmental authorities and quasi-governmental authorities.

1.18 "LEASE" means this Lease, all written modifications, and all written schedules, appendices, riders, or other documents attached to this Lease.

1.19 "LEASEHOLD IMPROVEMENTS" means leasehold improvements in, on, to, for, or which serve the Premises as determined by common law and includes all alterations and equipment constructed or installed by, for, or on behalf of the Tenant (or a previous occupant of the Premises) in, on, to, for, or which serve the Premises, regardless of whether or not they are easily disconnected or movable. Leasehold Improvements include, but are not much limited to (a) partitions, railings, doors, safes, vaults, or hardware (b) mechanical, plumbing, electrical, sprinkler, fire detection or prevention, safety, utility, computer, communication, telecommunication, satellite, heating, humidity, ventilating, and air conditioning systems, facilities, installations, fixtures, devices, controls, pipes, wires, conduits, tanks, machinery, fittings, and equipment (c) carpeting, drapes, and other floor, wall, ceiling, and window coverings and associated hardware (d) light fixtures (e) store fronts (f) security devices (g) counters, cabinets, and other built-in furnishings (h) internal stairways or other transportation equipment and systems (i) ceilings and ceiling panels (j) heaters, furnaces, air conditioners, and all associated controls, fittings, and equipment (k) coolers, freezers, lockers, refrigerators, stoves, washing machines, dishwashers, dryers,


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appliances, kitchen equipment, and ovens (l) signs, exterior sign boxes, and associated hardware (m) satellite receivers, antennae and base mounts (n) all other items that cannot be removed without damage to the Premises.

1.20 "MANAGEMENT FEE" means a fee for the management/maintenance services provided by the Landlord, calculated as approximately five (5%) percent of gross revenues from building operations and rental revenue

1.21  "MORTGAGEE" means any mortgagee, chargee, or encumbrancer of the building.

1.22 "OPERATING COSTS" means the total of all expenses, costs, fees, rentals, disbursements, and outlays of any kind whatsoever (regardless of whether or not such outlays were known or contemplated at the start of the Lease term) directly or indirectly incurred (including but not limited to accounting, and other professional of consultants fees), accrued, paid, payable, or attributable, whether by or on behalf of the Landlord in each Rental Year of owning (excluding debt financing and acquisition costs), operating, maintaining, servicing, repairing (including major repairs and the establishment of a reserve fund in the Landlord's sole discretion to pay for major repairs), restoring renewing, renovating, improving, rebuilding, replacing, expanding, extending, rehabilitating, remediating, improving, correcting, altering, equipping, insuring(including the payment of deductibles), cleaning, lighting, securing, policing, landscaping, gardening, snow and ice removing, paving, painting, equipment renting, leasing, advertising, supervising, managing and/or administering the Building or any part thereof including Common Areas or Common Facilities calculated as if the Building was fully occupied and fully operational for the whole of such Rental Year. Operating Costs also means the total of all expenses, costs, fees, rentals, disbursements and outlays of any kind whatsoever directly or indirectly incurred, accrued, paid, payable, or attributable, whether by or on behalf of the Landlord in each Rental Year to discharge the Landlord's obligations or exercise any of its rights or remedies under this Lease or under other leases in the Building. The roof replacement would be amortized over a fifteen (15) year period, but not the HVAC unit.

1.23 "PARKING" means the number of parking spaces allotted to the Tenant in relation to the Tenant's rentable area of the building.

1.24 "PERSON" means any individual, partnership, firm, company, corporation, incorporated or unincorporated association, co-tenancy, joint venture, estate, trust, governmental or quasi-governmental body or agency, board, commission, or any other form of entity regardless of how it is designated or constituted.

1.25 "PPSA" means the PERSONAL PROPERTY SECURITY ACT, R.S.O., 1990, c. P.10, including any amendments or any statute which replaces or supersedes the PPSA.

1.26 "PREMISES" means the premises described in Article 3 of this Lease which are leased by the Landlord to the Tenant.

1.27 "PRIME RATE" means the prime rate of interest per annum charged by the Royal Bank of Canada or such other bank as the Landlord may designate on loans made in Canadian Funds to its customers in Canada, as such rate is adjusted from time to time.

1.28 "PROPORTIONATE SHARE" means a fraction which has as its numerator the Rentable Area of the Premises and has as its denominator the Rentable Area of the Building. In this Lease, the Tenant's proportionate share is 3%. If the Rentable Area of the Building changes, the Tenant's proportionate share shall be adjusted accordingly.

1.29 "RENTABLE AREA OF THE BUILDING" means the area expressed in square feet (or square meters if the Landlord prefers to effect measurements in square meters) as certified by the Landlord's Architect or Land Surveyor measured on each floor from the exterior face of exterior walls, doors, and includes all interior space, whether or not occupied by any projections, structures, stairs,


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elevators, shafts, or other floor openings or columns (whether structural or non-structural). The Rentable Area of the Building may be adjusted from time to time to take into account any alterations to the Building or any change in the leasing pattern in the Building.

1.30 "RENTABLE AREA OF THE PREMISES" means the area expressed in square feet (or square meters if the Landlord prefers to effect measurements in square meters) as certified by the Landlord's Architect or Land Surveyor measured from
(a) the exterior face of exterior walls, doors and windows (b) the exterior face of all interior walls, doors, and windows separating the Premises from Common Facilities (c) the centre line of all interior walls separating the Premises from adjoining premises and (d) the exterior edge of any mezzanine floor that is not bounded by a wall. Rentable Area of the Premises includes all interior space, whether or not occupied by any projections, structures, stairs, elevators, shafts, or other floor openings or columns (whether structural or non-structural).

The Rentable Area of the Premises, which will include a proportionate share of the common areas and facilities of the Building, shall be established by a certificate from the Landlord's measurement expert in accordance with the current BOMA method of measurement

1.31 "RENTAL YEAR" means a period of time starting on the first day of the Term. In the last Rental Year of the Term (even if it is less than 12 months), the Lease shall terminate on the expiration or earlier termination of this Lease. At the Landlord's sole discretion, the Rental Year may be changed once the Landlord gives the Tenant written notice of such change. If the Rental Year is changed, appropriate adjustments shall be made between the Landlord and Tenant.

1.32 "REPRESENTATIONS" means covenants, promises, assurances, agreements, representations, conditions, warranties, statements and understandings.

1.33 "SIGNS" means any sign, decal, design, picture, advertisement, notice, lettering, numeral, graphic, logo, pennant, projected image, banner, pendant, decoration, shade, awning, marguis, or canopy.

1.34 "STORAGE AREAS" means those area designated by the Landlord, in its sole discretion, from time to time as Storage Area.

1.35 "TAXES" means all real property taxes, surtaxes, service taxes, duties, assessments, excises, fees, rates, (including without limitation local improvement, water, snow, and sewer rates), business education taxes, Business taxes, business improvement area taxes, impost charges and levies, whether general, extraordinary, special, or ordinary, foreseen or unforeseen (collectively "real property taxes") that are imposed against the Landlord and are attributable to or levied, imposed, rated, charged or assessed (collectively "imposed") against the Building or any part thereof from time to time (including but limited to Common Areas or Common Facilities) by any taxing authority calculated as if the Building was fully occupied, or imposed against the Landlord instead of, or in addition to, any such real property taxes (even it such taxes were not in existence at the start of the Term of this Lease). Taxes means any real property taxes imposed against the Landlord on account of its ownership of interest in the building. Taxes further means any large corporations tax, or any other tax that is imposed on the Landlord by any taxing authority. Taxes also means all costs and expenses incurred by the Landlord to the extent that such costs and expenses (including but limited to appraisal, accounting, experts, legal (on a solicitor and his or her own client basis), engineering, and consultants' charges) are incurred in an attempt to minimize or reduce taxes.

1.36 "TENANT" means the second party to this Lease. Tenant includes the directors, officers, servants, employees, contractors, agents, invitees, licensees, and all other persons over whom the Tenant may reasonably be expected to exercise control or who in law the Tenant is responsible for.

1.37  "TERM" means the period described in Article 3 of this Lease.

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1.38  "TRADE FIXTURES" means trade fixtures at common law and includes the personal chattels of the Tenant installed during the fixturing period which serve the sole purpose of allowing the Tenant to carry on its business. Trade Fixtures do not include Leasehold Improvements or any inventory of the Tenant.

ARTICLE 2 - INTENT AND INTERPRETATION

2.1 The Tenant agrees that it is intended that this Lease is a completely carefree absolutely net lease to the Landlord. Except as may expressly be set out in this Lease, the Landlord is not responsible during the Term for any costs, charges, impositions, expenses, and/or outlays (collectively "outlays") of any kind whatsoever (excluding structural repairs) arising from or relating in any way to the Premises. The Tenant will forthwith pay all outlays of every nature and kind, relating in any way to the Premises or the use and occupancy thereof (including but not limited to the Tenant's Proportionate Share of all outlays including Operating Expenses

2.2 Words, phrases, or expressions used in the singular format shall have a corresponding meaning when used in the plural, and visa versa.

2.3 If any item of this Lease is held to be invalid, unenforceable, or illegal, such term shall be deemed to be severed on consent from this Lease. The remainder of this Lease shall not be affected, impaired, or invalidated.

2.4 This Lease sets forth the entire agreement between the Landlord and Tenant. There are no Representations, either oral or written, that are not in this Lease.

2.5 This Lease may not be changed or terminated orally. All alterations, changes and amendments must be in writing signed by an authorized signing officer of the Landlord and Tenant.

2.6 The Tenant agrees that it will immediately sign any future amendments to this Lease required by the Landlord to ensure compliance with any authorities or to maintain this Lease as a completely carefree absolutely net lease to the Landlord.

2.7 This Lease shall be governed by and construed in accordance with the laws of the Jurisdiction.

2.8   Time is of the essence of this Lease.

ARTICLE 3 - PREMISES AND TERM

3.1 In consideration of the rents and Representations of the Tenant contained in this Lease, the Landlord leases to the Tenant the following Premises: I VALLEYBROOK DRIVE, SUITE 100, TORONTO M3B 2S7

3.2   The Premises contain an area of approximately 2282 square feet. ----

3.3 Common Area or Common Facilities within the space enclosed by the boundaries of the Premises do not form part of the Premises.

3.4 The boundaries of the Premises extend to the limits from which the Rentable Area of the Premises is measured and from the top surface of the structural subfloor to the bottom surface of the structural ceiling.

3.5 Subject to the terms of this Lease, the Tenant shall, in connection with its business, have the non-exclusive and non-transferable right to use the Common Areas and Common Facilities for their proper and intended purposes. The Landlord shall have the sole right to alter or designate the use of Common Areas and Common Facilities from time to time, whether on a temporary or permanent basis, for such uses as the Landlord, acting reasonably, deems appropriate including, but not limited to kiosks, displays, entertainment, leasing promotions, and special features or functions.

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3.6   Unless earlier terminated pursuant to this Lease, the Landlord, commencing on the 1ST day of JULY, 2006 (the "Commencement Date"), leases to the Tenant the Premises for a period of FIVE (5) YEARS until the 30TH day of JUNE, 2011 (the "Expiration Date").

3.7 The Tenant shall not occupy the Premises prior to the Commencement Date without completing this Lease Agreement.

3.8 Provided (i) the Lease has been executed by the Tenant and delivered to the Landlord; and (ii) the Tenant has delivered to the Landlord in insurance certificate(s) evidencing compliance with the insurance provisions of the Lease, the Tenant shall be granted possession of the Premises ("Early Occupancy Date") until the date preceding the Commencement Date in order to complete Tenant's Work and commence carrying on business in the Premises ("Early Occupancy Period"). During the Early Occupancy Period, the Tenant shall not be obligated to pay Basic Rent, but shall be liable for all other costs and obligations including costs of any additional services in accordance with the Lease, and the Tenant shall be subject to all other terms and conditions of the Lease insofar as they are applicable, including, obligation to maintain insurance, pay Operating costs and Realty Taxes.

The Tenant will pay the Landlord $82.83 per day for each day that it occupies the premises prior to July 1, 2006 (Early Occupancy) to cover Operating costs and Realty Taxes (Additional Rent).

3.9 If, for any reason, the Landlord is not able to give possession of the Premises to the Tenant on or before the Commencement Date, the Tenant shall take possession of the Premises within 5 days after the Landlord delivers possession of the Premises to the Tenant. The Landlord shall not be liable to the Tenant for any claims resulting from delay in delivering possession of the Premises to the Tenant. Unless the Landlord's inability to give possession of the Premises to the Tenant is caused by or attributable to the Tenant (or its employees, servants, agents, or independent contractors), no rent shall be payable by the Tenant for the period before the Landlord is able to deliver possession of the Premises to the Tenant. The Commencement Date shall not change nor shall the expiration date of this Lease. If the Landlord is of the opinion that it is unable to deliver possession of the Premises to the Tenant by the expiration of 6 months from the Commencement Date, the Landlord shall have the right to terminate this Lease upon written notice to the Tenant whereupon neither party shall have any liability to the other. The Landlord shall return any money it has received from the Tenant.

3.10 By taking possession of the Premises, and subject to review by the Tenant and providing a deficiency list within 7 days subject to latent defects which are not readily apparent the Tenant acknowledges and agrees that the Premises are in good and satisfactory physical and environmental condition and that all of the Landlord's Representations respecting the condition of the Premises (or completion of the Landlord's work) have been satisfied.

3.11 During the Fixturing Period, the Tenant at its sole expense shall (unless otherwise agreed to in writing) complete in a good and workmanlike manner using first quality new material and equipment the Tenant's work listed in Schedule hereto. The Tenant shall reimburse the Landlord for all costs and expenses incurred by the Landlord in connection with the review and inspection of the Tenant's work plus an administrative fee. If the Tenant does not complete, in a good and workmanlike manner using first quality new material and equipment, the Tenant's work listed in Schedule hereto, the Landlord may terminate this Lease on 10 days written notice to the Tenant whereupon the Tenant shall, upon such termination date, vacate the Premises and forthwith pay to the Landlord as Additional Rent all costs and expenses incurred by the Landlord in performing any work with respect to the Premises.

3.12 The Tenant will have the use of SEVEN (7) undesignated parking Spaces in the surface parking area free of charge. The number of parking spaces is allotted in relation to the total rentable area of the building the tenant occupies. The ratio is three parking spaces per 1000 square feet of rented area.

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3.13  The Tenant shall have access to the Premises twenty-four (24) hours a day each and every day of the year throughout the Term, except for unforeseen Building emergencies.

ARTICLE 4 - RENT

4.1 Base Rent is to be paid on a monthly basis without any abatement or reduction for any reason whatsoever, as outlined below:

TERM                                 PER SQ.FT.     PER ANNUM     MONTHLY
July 1/06 - June 30/07                 $10.00       $22,820.00   $1,901.66
July 1/07 - June 30/11                 $ 8.50       $19,397.00   $1,616.41

NET/NET plus GST on the first day of each and every month in each year of the Term of this Lease and any renewal thereof.

4.2 Additional Rent is estimated to be $13.25 per square foot per annum for year 2006.

4.3 The Tenant shall pay to the Landlord from the Commencement Date advance Base and Additional Rent plus GST payments on the first of each month.

4.4 Upon signing of the Lease, the Tenant shall deliver to the Landlord the equivalent of Three (3) Months Gross Rent (based on Basic Rent of $10.00) plus GST for a total of $13,573.60 as a deposit made payable to CB Richard Ellis Limited "in trust" and to be used as follows:

- First Months Gross Rent + GST                                   = $ 4,730.86
- Security Deposit (as defined in 4.6)      (excl GST)            = $ 4,421.37
- Additional one (1) months gross rent which will be
  Forfeited if Lease is terminated under Right of
  Termination clause which amounts to       (excl GST)            = $ 4,421.37
                                                                    ----------
                                                                    $13,573.60
                                                                    ----------

In the event the Termination clause is waived by the Tenant the Landlord will refund the Additional one months rent deposit of $4,421.37 to the Tenant at that time.

4.5 The Tenant shall have the right to Terminate the Lease ONCE ONLY And only if the Tenant gives three (3) months notice to terminate effective on June 30, 2007 and pays rent until September 30, 2007.

Should the Tenant Terminate under this clause the Tenant will pay in addition, as a penalty, one month's Gross rent ($4,421.37 + GST) upon exercising its right to Terminate.

Should the Tenant not take up its right to Terminate then the Landlord will allow the Tenant the month of October 2007 Gross Rent free if the Tenant does not Terminate the Lease on September 30, 2007.

4.6 It is understood and agreed that the Security Deposit which is included in the Tenant's first deposit herein is to be held by the Landlord during the Term of the Lease without any liability whatsoever on the part of the Landlord for the payment of interest thereon. If at any time during the Term any of the rent herein reserved or any other sums payable by the Tenant to the Landlord under the Lease shall be overdue and unpaid. Then the Landlord may at its option apply any portion of such deposit to the payment of any such overdue rent or other sum. In the event of default by the Tenant in the performance of any of the terms of this Lease to be performed by the Tenant, the Landlord may at its option, apply the whole or any part of the deposit to compensate the Landlord for all loss or damage sustained due to such breach, but such application shall not be deemed to be in substitution for any claims that the Landlord may have under the Lease or in law. If the whole or any portion of such deposit is applied by the Landlord for the payment of overdue rent of otherwise, the Tenant shall upon written demand forthwith remit to the Landlord a sufficient amount in cash or by certified cheque to restore the said security deposit to the original sum deposited and the failure to do so within five (5) days after receipt of such demand shall constitute a breach of this Lease. Should the Tenant comply with all the terms, covenants and conditions herein contained and promptly pay all rent and additional rent herein provided as they fall due, the said deposit shall be returned in full to the Tenant within thirty (30) days after the expiration of this Lease.

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4.6   All payments required to be made by the Tenant under and in respect of this Lease shall be made to the Landlord at 1 Valleybrook Drive, Suite 102, Toronto, Ontario M3B 2S7 or to such agent or agents of the Landlord or at such other places as the Landlord shall from time to time direct in writing to the Tenant.

4.7 The Tenant shall have an option to renew this Lease for a further term of FIVE (5) years if the Tenant has continuously adhered to all terms and conditions of this Lease and is not in default thereunder and if the Tenant has delivered a written request for such renewal to the Landlord not less than three
(3) months before the Expiration Date. Such renewal term shall be based upon the terms and conditions of the Landlord's then current standard form of lease, save only for Base Rent which shall be renegotiated between the parties at a rate equivalent to fair market rent and provided that the Tenant shall have no further right of renewal. If the Tenant fails to exercise the option to renew this Lease within the time and in the manner as aforesaid, this option shall be null and void. The Termination Right will not apply to the Extension Term.

4.8 If the Landlord and Tenant do not agree in writing as to the amount of the Base Rent for the Renewal Term within 90 days prior to the Expiration Date, then both parties shall, by written notice to the other name an arbitrator, and the two arbitrators so named shall determine the Base Rent for the Renewal Term, and their decision or award shall be made prior to the Expiration Date and such award, or the award of a majority of the arbitrators, shall be binding upon the parties. The expense of the arbitration shall be borne equally between the parties. If either party shall neglect of refuse to name its arbitrator or to proceed with the arbitration, the arbitrator named by the other party shall proceed to fix the Base Rent to be paid for the Renewal Term and his or her award shall be final and binding.

4.9 If the Tenant fails to pay any amount in respect of Base Rent or Additional Rent when due, such unpaid amount shall bear interest from the due date thereof to the date of payment at the rate of five (5%) percent above the Prime Rate at the time of such default.

ARTICLE 5 - TAXES

5.1 The Landlord shall, in first instance, pay all Taxes which are imposed against the Building, subject to the Landlord's right to contest or appeal any tax which is imposed upon.

5.2 The Tenant shall pay the Landlord as Additional Rent its Proportionate Share of any and all Taxes that are imposed from time to time against the Building including, without limitation, the Common Areas and Common Facilities regardless of whether or not separate tax bills are issued by any lawful taxing authority.

5.3 The Landlord will at commencement of this Lease and thereafter at Commencement of each tax year, estimate said taxes for the next ensuing year.

5.4 If the Rental Year is less than 365 days, the Tenant's obligation to pay Taxes as Additional Rent shall be pro-rated accordingly.

5.5 The Tenant agrees to pay NINE (9) MONTHLY INSTALLMENTS from January to September in accordance with such estimates at the times at which Additional Rent is payable hereunder. When the final Tax bills in any year have been received the Landlord will adjust such Taxes in accordance with such final Tax bill and period occupied by Tenant.

5.6 In addition to the Taxes payable by the Tenant in the preceding paragraph, the Tenant shall also forthwith pay when due all Taxes that are levied or assessed against the Tenant directly in respect of, but not limited to, Leasehold Improvements, equipment, trade fixtures, personal property, in or about the Premises.

5.7 The Tenant shall also pay at the same time as Base Rent or Additional Rent is payable to the Landlord any GST that is lawfully payable by the Tenant to the Landlord with respect to Base Rent or

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                                                                               9

Additional Rent or the provision or supply of any goods, services, or utilities whatsoever by the Landlord to the Tenant under this Lease.

5.8 The amounts payable by the Tenant under this Article shall be deemed not to be consideration for the supply of space under this Lease, but shall be considered to be Additional Rent for the purposes of determining the Landlord's rights and remedies for non-payment and recovery of any such amounts.

ARTICLE 6 - BUILDING, COMMON AREAS, AND COMMON FACILITIES-CONTROL AND PAYMENT

6.1 The Tenant agrees that the Building is at all times subject to the exclusive control, maintenance, management, and operation (collectively "operation") of the Landlord. The Landlord has the right by its control of the operation of the Building and by the establishment of Rules and Regulations and general policies to, without limitation, construct, maintain, operate, and change lighting facilities, heating, ventilation, air conditioning, and energy conservation systems, provide supervision, security, and policing for the Building, close all or a portion of the Building for the purpose of repair, maintenance, construction, or prevention of misuse, exclude persons from the Building, grant and terminate easements, convert portions of the Building from Common Areas or Common Facilities to rentable premises, employ persons to manage the Building, use the Common Areas or Common Facilities from time to time for marketing or merchandising, designate reasonable times and locations for deliveries, designate reasonable parking spaces, prohibit the use of parking in any area on a temporary basis if required for maintenance, control the shipping and receiving of goods, designate the types of permissible refuse containers, make alterations to the Building, construct additional buildings or structures or systems, and do such other acts as the Landlord solely determines to be advisable for the more efficient and proper operation of the Building. The Tenant acknowledges that the exercise by the Landlord of these rights shall not relieve the Tenant of its obligation to continuously and actively carry on its permitted business in the Premises.

6.2 In each Rental Year, the Tenant shall pay to the Landlord, as Additional Rent, the Tenant's Proportionate Share of Operating Costs.

6.3 Within a six (6) month period of time after the end of the period for which the Tenant has been making advance payment of Additional Rent for, among other items, Operating Costs, the Landlord shall provide to the Tenant a statement verifying the actual amount of Operating Costs in the period for which the Tenant has been making the advance payments. If necessary, an adjustment shall be made. If the Tenant has paid in excess of the actual amount due (the "excess amount"), the Landlord will forthwith pay to the Tenant an amount equal to the excess amount. If the Tenant has paid less than the actual amount due (the "underpayment"), the Tenant will forthwith pay to the Landlord an amount equal to the underpayment.

ARTICLE 7 - UTILITIES AND HEATING, VENTILATION, AND AIR CONDITIONING ("HVAC")

7.1 The Tenant shall be solely responsible for and shall promptly pay as Additional Rent to the Landlord its Proportionate Share of the aggregate of (a) the total cost of supplying electricity, gas, water, sanitary services, and any other fuel, power of other utilities ("utilities") used or consumed in or with respect to the premises or allocated to them by the Landlord (b) the cost of any other charges levied or assessed in lieu of or in addition to such utilities as determined by the Landlord including all surcharges, rate adjustments, and taxes as determined by the Landlord for the supply and/or usage of utilities in the Premises and (c) all costs incurred by the Landlord in determining the allocation of utilities to the Premises and a management fee.

7.2 The Tenant agrees that the Landlord shall not be held liable for any losses or damages of any kind whatsoever to it or any other person for any injury, loss, or damage from any Claim arising out of an

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                                                                              10

interruption or the cessation of the unavailability of utilities to the Building or the Premises, regardless of whether or not the utilities were supplied by the Landlord or others and whether or not the interruption, cessation, or unavailability is caused by any fault, default, negligence, act, or omission of the Landlord.

7.3 The Landlord shall determine the amount that the Tenant is charged for utilities by allocating the utilities for the Building or any part thereof including Common Areas and Common Facilities and by charging the Tenant its Proportionate Share. The Landlord reserves the right to adjust such charges as it, acting reasonably, deems necessary.

7.4 During the Term, the Tenant shall operate those portions of the HVAC equipment within and serving the Premises in such a manner as to maintain reasonable conditions of temperature and humidity in the Premises so that no direct or indirect appropriation of the HVAC from the Common Areas or Common Facilities occurs. If the Tenant fails to comply with this stipulation or fails to comply with the Landlord's Rules and Regulations pertaining to HVAC, the Landlord (without liability on the Landlord's part) shall be entitled to take such steps as it deems necessary to correct such faults (including, without limitation, entering upon the Premises and assuming control of the HVAC equipment) and the Tenant shall forthwith pay to the Landlord as Additional Rent all costs and expenses of any kind whatsoever relating to such steps and a management fee. The Tenant agrees that this exercise by the Landlord of its rights herein is not a re-entry nor is it a breach of any covenant for quiet enjoyment.

7.5 The Tenant shall pay the Landlord monthly, in advance, as Additional Rent as part of Operating Costs such charges for HVAC as are estimated by the Landlord. In each Rental Year, the total costs for operating, maintaining, repairing, expanding, modifying, and replacing the HVAC system (which is made up of the heating, ventilation, and air conditioning equipment and facilities that are operated and maintained by the Landlord and which include the buildings or areas which house common heating, ventilating, or air-conditioning facilities, the equipment, improvements, installations, and utilities in the Premises, rooftop or window heating and ventilating or air-conditioning units operated or maintained by the Landlord), all fuel and power facilities as well as all distribution piping, air handling units, common fan coil and ventilation units, all monitoring, energy saving, and control systems including thermostats in the Premises) shall be allocated by the Landlord between the Common Areas and Common Facilities and the Premises, based where appropriate on the advice of the Landlord's engineer. The total costs also include but are not limited to costs for labour, including fringe benefits, power, fuel, water, chemicals, lubricants filters, outside maintenance service and contracts, and a management fee.

ARTICLE 8 - USE OF THE PREMISES

8.1 The Tenant shall only use the Premises for the purpose of conducting the following business: GENERAL OFFICES AND SHOWROOM

The Tenant agrees that it will not permit the Premises to be used for any other purpose without obtaining the Landlord's prior written consent. The Tenant agrees that it will not change the name of the business to be operated in the Premises without obtaining the Landlord's prior written consent. The Tenant has satisfied itself that the Premises can be used for and are zoned for the use stated above. The Tenant will not allow the Premises to be used for any purpose that is contrary to any restrictions registered against and/or running with title to the Building.

8.2 On and after the Commencement Date, the Tenant shall occupy the whole of the Premises and shall therein, in good faith, continuously, actively, and diligently conduct its business in a reputable, clean safe, orderly, properly staffed, first-class, and lawful manner. The Tenant will not permit waste or damage to the Premises. The Tenant will not bring or permit animals and or birds into the Building or its Premises. The Tenant will take steps to ensure that no actions are taken which in the Landlord's opinion would disturb the quiet

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                                                                              11

enjoyment of either the Landlord or other tenants in the Building. The Tenant will not do or permit to be done anything that, in the Landlord's opinion, in any way hinders the flow of traffic (pedestrian or vehicular) in or in the immediate vicinity of the Building. The Tenant will not solicit business except in its own Premises. The Tenant will not install or allow to be installed any transmitting or telecommunications device on the roof or structural walls of the building nor will it allow or allow to be installed any traveling or flashing lights or signs or audio-visual devices in a manner so that they can be seen or heard outside of the Premises without obtaining the Landlord's prior written consent. The Tenant will fully co-operate in all of the Landlord's energy conservation programs. The Tenant will not permit any activity within or about the Premises that in the Landlord's opinion would create an environmental or pollution or safety or moral problem including the utilization of illegal drugs or the display or production of non-family-oriented material (such as pornography), the emission of odours, gases, dust, smoke, fumes, vapours, steam, water, cinders, soot, vibrations, music, noises, electromagnetic rays or fields, Hazardous Substances, or any other effect that is undesirable in the sole opinion of the Landlord. If the Tenant breaches any of these requirements and does not cure such default within 10 days after being provided by the Landlord with written notice of such default (or sooner if the situation, as determined solely by the Landlord, is an emergency), the Landlord, without limiting any of its other rights, may take such steps as it deems necessary to cure such default at the Tenant's expense plus charge a management fee thereon which forthwith shall be paid to the Landlord by the Tenant as Additional Rent. In addition, the Tenant acknowledges that if it breaches any of these requirements and does not cure its default within 10 days as set forth above, the Landlord shall be entitled to obtain injunctive and other equitable relief which claim for relief will not be opposed by the Tenant. Further, the Tenant acknowledges that if it breaches any of these requirements and does not cure its default within 10 days as set forth above, the Landlord shall be entitled to terminate this Lease.

8.3 The Tenant shall observe and abide by all applicable laws, particularly but not limited to laws pertaining to Hazardous Substances. If a clean-up of the Building or the Premises is required as a result of the release or existence of Hazardous Substances by the Tenant or on behalf of the Tenant or which arises, directly or indirectly from the Tenant's use or occupancy of the Premises, the Tenant shall solely be responsible for the clean-up thereof and for all costs of any kind associated therewith. If the Tenant breaches any of these requirements and does not cure such default within 10 days after being provided by the Landlord with written notice of such default, the Landlord, without limiting any of its other rights, may take such steps as it deems necessary to cure such default at the Tenant's expense plus charge a management fee of 15% thereon which forthwith shall be paid by the Tenant to the Landlord as Additional Rent. The Tenant further agrees to fully indemnify the Landlord (including the immediate payment of the Landlord's incurred solicitor and client and other professional costs) and hold the Landlord harmless from all Claims arising out of matters related to the Tenant's actions or negligence with respect to Hazardous Substances. The Tenant's obligations with respect to Hazardous Substances shall survive the expiration of this Lease. Provided the Tennant shall not be responsible for any pre-existing non-compliance.

8.4 The Tenant agrees as well to comply with all present and future laws pertaining to the collection, sorting, separation, and recycling of waste products.

8.5 The Tenant will peaceably leave the Premises in a clean, broomswept condition on the Expiration Date or such other date if the Lease is terminated before the Expiration Date. The Premises will be left in good order except for reasonable wear and tear. The Tenant will thereupon return all keys and other security materials including but not limited to codes and passcards.

8.6 The Tenant shall NOT be required to restore the Premises or any --- additional space to Base Building condition at the expiration or termination of the Lease or at the expiration or termination of any extended term, including any damage they have caused to the Building.

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                                                                              12

ARTICLE 9 - INSURANCE

9.1 The Tenant shall throughout the Term of this Lease provide and keep in force at the Tenant's sole cost and expense, for the benefit of the Landlord and
Tenant:

(a) comprehensive general liability insurance with limits of Two Million ($2,000,000.00) Dollars for each occurrence, including bodily injury liability, property damage liability, personal injury liability, contractual liability, Tenant's legal liability and non-owned automobile liability with respect to the Premises and the Tenant's use of the Common Areas and Common Facilities. Such coverage is to include the activities and operations conducted by the Tenant and any other person performing work on behalf of the Tenant and those for whom the Tenant is in law responsible;

(b) all risk property insurance in an amount equal to the full replacement cost upon property of every description and kind owned by the Tenant or for which the Tenant is legally liable and which is located within the Premises or any part thereof, including leasehold improvements, related to the Premises which is applicable in the event of, but not limited to, fire, theft, vandalism, fraud, flood, earthquake, tempest, excessive cold, wind, or any other peril that could cause loss to the building, the Premises, or the contents therein;

(c) business interruption insurance coverage, including twelve (12) months of direct or indirect loss of earnings.

(d) insurance, with respect to the interior and/or exterior front of the Premises including all doors therein and other glass therein, against loss or damage by fire and such additional perils as are covered under an extended coverage endorsement usually attached to fire insurance policies limiting loss on commercial real property. Without limiting the generality of the foregoing, such insurance shall cover the peril known as "malicious damage".

(e) such further and other insurance as the Landlord or its mortgagees may consider advisable or appropriate from time to time.

9.2 All insurance required to be provided and kept in force by the Tenant at the Tenant's cost. The Landlord shall have the right to require amount(s) of insurance coverage increased from time to time by the Tenant at the Tenant's sole cost. The Tenant shall promptly furnish to the Landlord copies of insurance policies or other evidence satisfactory to the Landlord as to such insurance and any renewals thereof. In the event that the Tenant fails to promptly furnish to the Landlord satisfactory evidence of such insurance or of the renewal thereof prior to its expiration. The Landlord shall, in such instance, have the right to terminate this Lease. Each policy of insurance shall name the Landlord as an additional insured. The Tenant shall obtain from the insurers under such policies undertakings to notify the Landlord in writing at least thirty (30) days prior to any amendments or cancellation thereof.

9.3 The Tenant will not keep or use in the Premises any article which may be prohibited by any insurance policy in force from time to time covering the Building or the Premises.

9.4 It the Tenant's use of the Premises causes or results in increased insurance premiums or requires an increase in the amount of insurance carried from time to time by the Landlord, then the Tenant shall pay such increase in premiums as Additional Rent forthwith after invoices for such additional premiums are provided to the Tenant by the Landlord.

9.5 The Tenant agrees to comply forthwith at its sole expense with any recommendations of any insurance rating, underwriting, or inspection authority or of any insurer pertaining to or affecting the Building or the Premises.

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                                                                              13

9.6 The Tenant agrees that the Landlord shall not be liable to the Tenant or any other person for any injury, loss, or damage arising out of an occurrence at the Building or the Premises. Specifically, the Landlord shall not be liable to the Tenant or any other person for injury or loss or damage to property including loss or damage to merchandise, inventory, stock in trade, money, securities, negotiable instruments, resulting from fire, smoke, explosion, falling plaster, ceiling tiles, fixtures or signs, broken glass, steam, gas, fumes, vapours, odours, dust, dirt, grease, acid, oil, any Hazardous Substance, debris, noise, air or noise pollution, theft, breakage, vermin, electricity, computer, utility, communication or electronic equipment of systems malfunction, breakdown, or stoppage, electromagnetic radiation, electrical injury, water, rain, flood, flooding, freezing, tornado, windstorm, snow, sleet, hail, frost, ice, excessive heat or cold, sewage, sewer back-up, toilet overflow, leaks or discharges from any part of the building or from pipes, sprinklers, appliances, wiring, HVAC equipment, plumbing fixtures or equipment, roofs, windows, skylights, trapdoors, floors, dampness of other climatic conditions, interference with or obstruction of deliveries to or from the Building or the Premises, any defect in the building, by construction, by Force Majeures, or from any other cause whatsoever. The intent of this paragraph is that the Tenant (and any persons having business with the Tenant) is to look solely to the Tenant's insurers to satisfy any claims which may arise on account of injury or loss or damage to property, irrespective of the cause.

9.7 At all times throughout the Term, the Landlord shall carry all risks property insurance on the Building and comprehensive boiler and machinery insurance on the equipment contained therein. The insurance shall cover the gross rental value of the Building. The Landlord shall carry public liability and property damage insurance with respect to its operations in the Building as well as such other insurance as would normally be carried by a prudent Landlord having regard to the age, size, and location of the Building. The cost of such insurance shall be included in Operating Costs. Notwithstanding the contributions by the Tenant to this insurance by way of payments of Additional Rent, the Tenant is not relieved of liability for its acts, faults, negligence and/or omissions. Further, the Tenant has no insurable interest under any policy of insurance carried by the Landlord nor does the Tenant have any right to receive any proceeds of any insurance policy carried by the Landlord. The landlord will make best efforts to obtain at tenants cost a waiver of Subrogation in favor of the tenant

9.8 The Tenant shall promptly indemnify and hold harmless the Landlord from and against any and all claims in connection with injury or loss or damage to property arising out of this Lease or arising out of an occurrence in or about the Premises, occasioned wholly or in part by any fault, default, negligence, act, or omission of the Tenant or by any person that the Tenant permitted to be on or about the Premises or arising out of an occurrence in or about the Building occasioned wholly or in part by any fault, default, negligence, act, or omission of the Tenant or by any person that the Tenant permitted to be on or about the Premises of by the Tenant's directors, officer, servants, employees, contractors, agents, invitees, and licensees and all other persons over whom the Tenant may reasonably be expected to exercise control and/or in law is responsible for. If the Landlord is made party to litigation commenced by or against the Tenant, then the Tenant shall promptly indemnify and hold harmless the Landlord and shall forthwith pay, as Additional Rent, all of the Landlord's costs and expenses and damages and settlements (including but not limited to the Landlord's legal costs on a solicitor and his or her own client basis) incurred in connection with such litigation.

9.9 The Tenant also agrees to pay to the Landlord as Additional Rent on demand all costs and expenses (including but not limited to the Landlord's legal costs on a solicitor and his or her own client basis) that may be incurred by or on behalf of the Landlord in enforcing the terms, conditions, and covenants of this Lease.

9.10 All indemnities of the Tenant shall not be prejudiced by and shall survive the termination of this Lease.

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                                                                              14

ARTICLE 10 - MAINTENANCE AND REPAIRS BY TENANT AND LANDLORD

10.1 At all times during the Term, the Tenant, shall diligently keep, operate, and maintain the Premises in good order as would a careful and prudent Landlord, acting reasonably. The Landlord (at the Tenant's cost charged as Additional
Rent) shall promptly make all needed repairs or alterations (whether minor or major) to the whole and each and every part of the Premises including, without limitation, all entrances, glass, frontages including office fronts, walls, ceilings, floors, thresholds, exterior and interior windows and window frames, doors and door frames, exterior and interior signs, partitions, locks, hardware, mouldings, fixtures, improvements including Leasehold Improvements, machinery, installations, equipment, systems, services, and facilities located on, in, under, above, or which serve the Premises including, without limitation, wiring, piping, lighting and lighting fixtures, plumbing and plumbing fixtures, operating equipment, and all parts of the electrical, plumbing, sprinkler, sewerage, and HVAC equipment and distribution systems which are not part of the Common Areas or Common Facilities.

10.2 Further, if required by any governmental authority at any time after the commencement date, the Tenant shall, at its expense, remove from the Premises, any hazardous substance which has been located, stored or incorporated in or on any part of the Premises by the Tenant. The foregoing obligation to remove any such hazardous substance so located, stored or incorporated in or on any part of the Premises by the Tenant, shall survive the expiration or earlier termination of this Lease.

10.3 The Landlord will provide standard Building signage for the Tenant at suite entrance, Lobby directory (if available) and outdoor signage (if available) at the Landlord's cost.

10.4 The Tenant shall not allow any of its operations to place an increased load on the mechanical and electrical systems within the Building. The Tenant specifically agrees not to install or permit the installation of any equipment which will exceed or overload the capacity of any utility, electrical, or mechanical facilities in the Building.

10.5 The Tenant shall not bring upon the Premises or any part thereof any machinery, equipment or thing that by reason of its weight, size, or use might, in the sole discretion of the Landlord, damage the Premises or overload the floors of the Premises, If any damage is caused, directly or indirectly, as a result of overloading, the Tenant shall forthwith repair such damage and be solely liable for all other losses arising therefrom. At the option of the Landlord, the repairs may be completed by the Landlord at the Tenant's expense plus a 15% administration fee thereof which shall forthwith be paid by the Tenant to the Landlord as Additional Rent.

10.6 The Tenant shall at all times promptly pay its labourers and contractors (including sub-contractors) and shall forthwith discharge all liens registered by its labourers or contractors (including sub-contractors).

10.7 If the Building (or part thereof) or the Common Areas or Common Facilities require repair, replacement, or alteration because of the fault, default, negligence, want of skill, carelessness, neglect, misuse, act, misconduct, or omission of the Tenant (or those for whom the Tenant is responsible for in law), the Landlord shall make such repair, replacement, or alteration at the Tenant's sole expense plus a management fee thereof which shall forthwith be paid by the Tenant to the Landlord as Additional Rent.

10.8 The Tenant shall co-operate fully, at the Tenant's sole expense, in any preventative maintenance programs for electrical, mechanical, or HVAC systems that the Landlord may institute in or for the Building.

10.9 The Tenant shall not make any Alterations to the Premises or part thereto without first obtaining the Landlord's prior written approval. Prior to commencing Alterations, the Tenant shall provide the Landlord

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                                                                              15

with details of the proposed Alterations prepared by qualified architects or engineers, security for claims and liens as determined by the Landlord, copies of all necessary building permits and other authorizations from all authorities, evidence of increased insurance as determined by the Landlord, an undertaking to complete all Alterations expeditiously using competent workers whose labour union affiliations are acceptable to the Landlord and others employed by the Landlord, and an undertaking to complete all work strictly in accordance with the plans and specifications that the Landlord has approved. All Alterations shall be subject to supervision or inspection by the Landlord. Any Alterations made without the Landlord's prior written approval shall be immediately removed at the Tenant's sole expense and the Premises shall be restored to their previous condition. If the Tenant fails to remove the Alterations, the Landlord shall be entitled to do so and shall do so at the Tenant's expense plus a management fee.

10.10 No Alterations shall be permitted which in the Landlord's discretion may weaken or endanger the Building or the Premises or adversely affect the safety, condition, or operation of the Building or the Premises (or diminish the value thereof) or impair the use of all or part of the Common Areas and Common Facilities.

10.11 No Alterations shall be permitted which adversely affect the Landlord's rights in terms of zoning or other land use planning statues nor will Alterations be permitted that cause the Landlord to have to provide additional parking.

10.12 Notwithstanding anything to the contrary contained in this Lease, the Landlord's only responsibility with respect to the maintenance, repair or replacement to the Building shall be with respect to major structural repairs unless such repairs are required as a result of the negligence of the Tenant, or for those for whom the Tenant is at law responsible

It is expressly agreed upon and understood that roof membranes are not a structural component and any repairs and, or, replacement will be charged to the Tenant as part of Additional Rent.

ARTICLE 11 - DAMAGE, DESTRUCTION, EXPROPRIATION, AND DEMOLITION

11.1 If, during the Term, the Building in which the Premises or any part thereof is situate shall be destroyed or damaged by fire, lightning, tempest, impact or aircraft, act of God of the Queen's enemies, riots, insurrection or explosion, the following provisions shall have effect:

11.2 If the Premises are at any time damaged or destroyed, within seven (7) days thereafter, the Landlord shall appoint an Architect who shall inspect such damage of destruction and decide whether, in his opinion, such damage or destruction can be physically repaired within one hundred and twenty (120) days after the commencement of such repair. The written opinion of the Architect shall be delivered to the Tenant within fourteen (14) days after the occurrence thereof. If any one or more of the following shall occur:

(i) in the Architect's opinion, such damage or destruction cannot be repaired within such one hundred and twenty (120) days; or

(ii) the Architect fails to deliver such written opinion to the Tenant as required above and the Landlord has not commenced and thereafter is not proceeding diligently and expeditiously to construct, rebuild or repair the Premises, the Tenant may at any time thereafter, terminate this Lease, whereupon the Tenant shall surrender to the Landlord the Premises and all of its interest therein and assign to the Landlord its interest in all of the proceeds of any policy of insurance covering the Premises, except for any portion of such insurance proceeds related to the Tenant's chattels and trade fixtures.

11.3 If, in the Architect's opinion, the Premises are damaged or destroyed and such damage or destruction cannot be repaired within such one hundred and twenty
(120) days, the Landlord may at that time terminate this Lease.

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                                                                              16

11.4 If it appears that the Premises can with reasonable diligence be so restored within such one hundred and twenty (120) day period, or if in the opinion of the Architect, the Premises can be restored within such period, or if in the Architects opinion, the Premises cannot be restored within such a period but the Tenant and the Landlord fail to exercise their rights to terminate this Lease as hereinbefore provided, then the Landlord and the Tenant shall promptly commence and thereafter proceed diligently and expeditiously to construct, rebuild or repair the Premises so as to restore the Premises to a tenantable condition and fit for the Tenant's business purposes to the extent of the Landlord's and Tenant's original construction obligations in accordance with the plans and specifications.

11.5 If the Premises are rendered wholly untenantable, the Base Rent and all other charges payable by the Tenant under this Lease shall abate entirely. If the Premises are rendered untenantable only in part, the Base Rent and all other charges payable by the Tenant under this Lease shall abate in such reasonable proportion as the parties may agree, or if the parties cannot agree, as may be determined by arbitration in accordance with this Lease. Any such abatement of rent payments shall commence from the date of such damage or destruction and continue until the earlier of:

(i) ten (10) days after the date on which the Premises have been restored and rendered tenantable and fit for the Tenant's business purposes;

      or

(ii)  the date on which the Tenant re-opens for business in the Premises.

11.6 If the Building or the Premises (or a part thereof) is expropriated, the full proceeds and/or award arising, directly or indirectly, from expropriation belong to the Landlord. The Tenant agrees to abandon or assign to the Landlord any rights which the Tenant may have or acquire by operation of law to such proceeds or award and agrees to promptly execute such documents as in the sole discretion of the Landlord are necessary to give effect to this provision. If the Building or the Premises (or a part thereof) is expropriated, the Landlord may, at its sole option, terminate this Lease and the Tenant shall have no Claim for the value of the unexpired term or for damages or for any other reason whatsoever.

ARTICLE 12 - ASSIGNMENT AND SUB-LETTING

12.1 The Tenant will not assign or sublet all or part of the Premises without leave of the Landlord, which leave shall not be unreasonably withheld. In no event shall any assignment or subletting to which the Landlord may have consented, release or relieve the Tenant from its obligations fully to perform all the terms, covenants and conditions of this Lease on its part to be performed. For the purpose of this clause, it shall not be considered unreasonable for the Landlord to require evidence that the financial responsibility of the proposed assignee or subtenant will carry on business in the Premises in a manner comparable to that of the Tenant. The Tenant shall be responsible for the Landlord's solicitor and client legal fees incurred with respect to any proposed assignment or subletting.

12.2 The Tenant shall pay to the Landlord the sum of TWO HUNDRED AND FIFTY DOLLARS ($250.00) management fee for the processing of an assignment or sublet of this Lease.

12.3 In the event that the Base Rent payable under any such sub-lease or assignment is in excess of the Base Rent reserved here-under or in excess of the proportionate Base Rent reserved in the event of the sub-lease of assignment of part of the Premises, whether the excess be in the form of cash, goods or services from the sub-tenant of assignee or anyone acting on its behalf, such excess shall be payable to the Landlord by the Tenant or assignor immediately upon receipt thereof, and in the event that such excess is represented by goods or services rendered to the Tenant or assignor or its nominee, the value of those services or goods shall be determined by the Landlord and the Tenant or assignor and that value shall be paid in cash to the Landlord herein immediately upon such determination.

ARTICLE 13 - ACCESS AND ALTERATIONS

13.1 At all times and upon giving reasonable notice of no less than 2 days, the Landlord and its agents shall have the right to enter the Premises to examine the Premises, to carry out or enforce any provisions of this Lease, and to make such Alterations to the Premises or the Building as the Landlord considers necessary or desirable. The Tenant shall take no steps or permit or cause no steps to be taken to prevent the Landlord's reasonable access to the Premises. The Tenant's obligation to pay Base Rent and Additional Rent shall not abate or be reduced while any such entry or Alterations are being made. This shall not be considered to constitute a re-entry by the Landlord or a breach of the Tenant's entitlement to quiet enjoyment of the Premises.

13.2 The Landlord agrees the Tenant does not have to provide current key, passcard, or security code. The Tenant will provide the Landlord with the names and telephone numbers of two key holders who will attend in the event of an emergency.

13.3 At all times during the Term, the Landlord and its agents have the right to enter the Premises, on 2 days notice, to show the Premises to prospective purchasers, lessees, insurers or mortgagees. During the last 6 months of the Term, the Landlord may place "For Rent" or "For Lease" or "For Sale" signs on the front lawn of the Building or in Common Areas of the Building.

13.4 If it is necessary to excavate land adjacent to the Building, the Tenant shall grant access to the Landlord or its duly authorized representatives to enter the Premises for doing such work as the Landlord deems necessary to preserve the walls of the Building from injury or damage and to support the walls in an appropriate manner. In granting access, the Tenant agrees that it shall have no Claim against the Landlord for damages or indemnification or any diminution or abatement of Base Rent or Additional Rent. This shall not be considered to constitute a re-entry by the Landlord or a breach of the Tenant's entitlement to quiet enjoyment of the Premises.

ARTICLE 14 - STATUS STATEMENTS, ATTORNEY, AND SUBORDINATION

14.1 Within 5 days after receiving a request from the Landlord, the Tenant shall execute and deliver to the Landlord (or its nominee) a status statement confirming that this Lease is unmodified, that the Commencement Date and the Expiration Date are the same dates that appear on this Lease, the amount of Base Rent and Additional Rent being paid and the last date to which Base Rent and Additional Rent have been paid, the amount of any advance rent or security deposit paid, whether or not there is an existing default on the part of the Tenant in terms of its obligations under this Lease, whether or not there are any defaults on the part of the Landlord, the Tenant and the Indemnitor's (if applicable) financial standing and corporate status, whether or not all Landlord's work has been completed and details of any non-completed work, and such others as may be required by the Landlord at the time, acting reasonably.

14.2 If the Tenant fails to execute and deliver the aforesaid status statement within 5 days, the Tenant hereby irrevocably appoints the Landlord as the Tenant's attorney with full power to execute and deliver in the name of the Tenant such status statements.

14.3 The Landlord and Tenant agree that this Lease and everything herein contained shall be subordinate to any mortgage, mortgages, charge, or charges or deeds or trust from time to time created by the Landlord in respect of the Premises by way of mortgage and the Tenant hereby covenants and agrees that it will at any time and from time to time as required by the Landlord during the term hereof and extension or renewal give all such further assurance to this proviso as may be reasonably required to evidence and effectuate this postponement of its rights and privileges hereunder to the holder or holders of any such mortgage, mortgages, charge, charges or deeds of trust shall agree in a written instrument in form and substance satisfactory to the Tenant that the holder or holders of any such mortgage, mortgages, charge, charges or deeds of trust mortgage shall permit the Tenant to continue in quiet possession of the Premises in accordance with the terms and conditions of this lease as long as the Tenant is not in default hereunder beyond any applicable cure period set out in this Lease, nor shall the Tenant's obligtions be enlarged or its rights abridged hereunder by reason of such transaction. The Lanldord agrees to use its best efforts to obtain a Non-Disturbance Agreement from any such Mortgagee in favour of the Tenant at the Tenant's cost.

ARTICLE 15 - DEFAULT OF TENANT

15.1  RIGHT TO RE-ENTER

When:

(a) The Tenant shall be in default in the payment of any Rent whether lawfully demanded or not and such default shall continue for a period of ten (10) calendar days after written notice from the Landlord; or

(b) If the Tenant shall be in default of any of its covenants, obligations or agreements under this Lease and such default shall have continued for a period of ten (10) consecutive days )or such longer period as may be reasonably required and permitted ((in the Landlord's sole discretion)) in the circumstances to cure such default) after written notice by the Landlord to the Tenant specifying with reasonable particularity the nature of such default and requiring the same to be remedied, or without notice where such default creates any emergency which is likely to materially adversely affect the Premises, the Landlord. Without prejudice to any other rights which it may have with respect to such default, may, but shall not be obligated to, remedy such default. The cost of remedying such default plus a management fee thereon shall be added to the Additional Rent due the next date on which Base Rent is payable, and such amount shall thereupon become due and payable as Additional Rent under this Lease in addition to the regular payment of base rent then due, and the Landlord shall have all remedies for the recovery of such amount as are available in the case of any non-payment of base rent or Additional Rent.

15.2  RIGHT TO RELET

Should the Landlord elect to re-enter, as herein provided, or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, it may either terminate the Lease or it may from time to time without terminating this Lease, make such alterations and repairs as may be necessary in order to relet the Leased Premises, and relet the Leased Premises or any part thereof as agent for the Tenant for such term or terms (which may be for a term extending beyond the term of this Lease) and as such rental or rentals and upon such other terms and conditions as the Landlord in its sole discretion may deem advisable; upon such reletting all rentals reserved by the Landlord from such reletting shall be applied, first, to the payment of any indebtness other than Rent due hereunder from the Tenant to the Landlord; second, to the payment of any costs and expenses of such reletting, including brokerage fees and solicitor fees and of costs of such alterations and repairs; third, to the payment of Rent due and unpaid hereunder, and the residue, if any, shall be held by the Landlord and applied in payment of future Rent as the same may become due and payable hereunder. If such rentals received from such reletting during any months be less than that to be paid during that month by the Tenant hereunder, the Tenant shall pay any such deficiency to the Landlord. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of the Leased Premises by the Landlord shall be construed as an election on its part to terminate this Lease unless written notice of such intention be given to the Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, the Landlord may at any time thereafter elect to terminate this Lease for such previous breach. Should the Landlord at any time terminate this Lease for any breach, in addition to any other remedies it may have, it may recover from the Tenant all damages it may incur by reason of such breach, including the cost of recovering Leased Premises, and including the worth at the time of such termination of the excess, if any, of the amount of Rent and charges equivalent to Rent reserved in this Lease for the remainder of the term hereof over the then reasonable rental value of the Leased Premises for the remainder of the term, hereof all of which amounts shall be immediately due and payable from the Tenant to the Landlord. In determining the Rent which would be payable by the Tenant hereunder, subsequent to default, the annual Rent for each year of the unexpired term shall be equal to the average annual fixed Base Rent paid by the Tenant from the Lease Commencement Date to the time of default, or during the preceding three (3) full calendar years, whichever period is shorter.

15.3  LEGAL EXPENSES

In case suit shall be brought for recovery of possession of the Leased Premises, for the recovery of Rent or any other amount due under the provisions of this Lease, or because of the breach of any other covenant herein contained on the part of the Tenant to be kept or performed and a breach shall be established, the Tenant shall pay to the Landlord all expenses incurred therefor, including reasonable solicitors' and counsel fees on a solicitor and his client basis.

15.4  BANKRUPTCY

The Tenant covenants and agrees that if the term or any of the goods and chattels of the Tenant on the Leased Premises shall be at any time during the said term seized or taken in execution or attachment by any creditor of the Tenant or if the Tenant shall make any assignment for the benefit of creditors or any bulk sale or, becoming bankrupt or insolvent, shall take the benefit of any Act now or hereafter in force for bankrupt or insolvent debtors or if any order shall be made for the winding up of the Tenant, or if the Leased Premises shall without the written consent of the Landlord become and remain vacant for a period of fifteen (15) days, or be used by any other persons than such as are entitled to use them under the terms of this Lease, or if the Tenant shall without the written consent of the Landlord abandon or attempt to abandon the Leased Premises or sell or dispose of goods or chattels of the Tenant or to remove them or any of them from the Leased Premises so that there would not in the event of such abandonment, sale or disposal of sufficient goods on the Leased Premises subject to distress to satisfy the Rent above due or accruing due, then and in every such case the then current month's Rent and the next ensuing three (3) months Rent shall immediately become due and be paid and the Landlord may re-enter and take possession of the Leased Premises as though the Tenant or the servants of the Tenant or any other occupant of the Leased Premises were holding over after the expiration of the said term and the said term shall at the option of the Landlord, forthwith become forfeited and determined and in every one of the cases above such accelerated Rent shall be recoverable by the Landlord in the same manner as the Rent hereby reserved and as if rent were in arrears and the said option shall be deemed to have been exercised if the Landlord or its agents give notice to the Tenant as provided for herein.

15.5  THE LANDLORD MAY PERFORM COVENANTS

If the Tenant shall fail to perform any of its covenants or obligations under or in respect of this Lease, the Landlord may from time to time at its discretion, perform or cause to be performed any of such covenants or obligations, or any part thereof, and for such purpose may do such things upon or in respect of the Leased Premises or any part thereof as the Landlord may consider requisite or necessary. All expenses incurred and expenditures made by or on behalf of the Landlord under this Section shall be forthwith paid by the Tenant and if the Tenant fails to pay the same, the Landlord may add the same to the Rent and recover the same by all remedies available to the Landlord for the recovery of Rent in arrears.

15.6  THE LANDLORD MAY FOLLOW CHATTELS

Provided that in case of removal by the Tenant of the goods and chattels of the Tenant from the Leased Premises, the Landlord may follow the same for thirty
(30) days in the same manner as is provided for in the Landlord and Tenant Act.

15.7  WAIVER OF EXEMPTION

The Tenant hereby covenants and agrees with the Landlord in consideration of the premises and of the leasing and letting by the Landlord to the Tenant of the Leased Premises for the term hereby created (and it is upon that express understanding that these presents are entered into) that notwithstanding anything contained in Section 30 of Chapter Two Hundred and Thirty of the Revised Statutes of Ontario, 1980, or any other Statute which may hereafter be passed to take the place of the said Act or to amend the same, none of the goods or chattels of the said Tenant at any time during the continuance of the term hereby created on the Leased Premises shall be exempt from levy by distress for Rent in arrears by the Tenant as provided for by any Section or Sections of the said Act, or any amendment or amendments thereto, and that upon any claim being made for such exemption by the Tenant or on distress being made by the Landlord this covenant and agreement may be pleaded as an estoppel against the Tenant in any action brought to test the right to the levying upon any such goods as are named as exempted in said Section or Sections or amendments thereto, the Tenant waiving as the Tenant hereby does, all and every benefit that could or might have accrued to the Tenant under and by virtue of the said Section or Sections of the said Act or any amendment or amendments thereto but for this covenant.

ARTICLE 16 - MISCELLANEOUS

16.1  All money shall be paid in Canadian Dollars.

16.2 If at the expiration or other termination hereof the Tenant shall remain in possession of the Premises with or without the consent of the Landlord and without any further written agreement, the tenant shall be a Tenant from month to month at a rent equivalent to one hundred and fifty (150%) percent of the Base Rent payable in the last year of the Term of the Lease and no other tenancy shall be created by by implication of law or otherwise and the Base Rent reserved hereunder shall be paid on the first day of each month during such overholding and such month-to-month tenancy shall otherwise be subject to all other terms of this Lease.

16.3 Any notice under this agreement shall be sufficiently given by personal delivery or by registered letter, postage prepaid, or by facsimile transmission, addressed, in the case of notice to the Landlord at suite 102, 1 Valleybrook Drive, Toronto, Ontario M3B 2S7 and in the case of the notice to the Tenant addressed at: 1 VALLEYBROOK DRIVE, SUITE 100, TORONTO, ONTARIO M3B 2S7

16.4 Any notice delivered by hand shall be deemed to be received on the date of actual delivery thereof. Any notice given by registered mail shall be deemed to have been given on the fifth business day following the business day on which such notice is mailed.

16.5 Either party may at any time give notice in writing to the other of any change of address of the party giving such notice and from and after the giving of such notice the address therein specified shall be deemed to be the address of such party for the giving of notices hereunder. The word "notice" in this paragraph shall be deemed to include any request, statement, or other writing in this Lease provided or permitted to be given by the Landlord to the Tenant or by the Tenant to the Landlord.

16.6 Whenever and to the extent the Landlord or Tenant shall be unable to fulfill of shall be delayed or restricted in the fulfilment of any obligation hereunder in respect of the supply or provision of any service or utility or the doing of any work or the making of any repairs by reason of being unable to obtain the material, goods, equipment, service utility or labour required to enable it to fulfil such obligation or by reason of any statute, law of order-in-council or any regulation or order passed or made pursuant thereto or by reason of the order or direction of any administration, controller or other authority or by reason of not being able to obtain any permission or authority required hereby or by reason of any other cause beyond its control whether of the foregoing character or not, the Landlord or Tenant shall be relieved from the fulfillment of such obligation and the Landlord or Tenant shall not be entitled to compensation for any inconvenience, nuisance or discomfort thereby occasioned. If the Landlord is unable to obtain the material as hereinbefore provided but the Tenant can provide the required material without infringing on any of the governmental regulations in force, the Landlord shall avail itself of such material in order to do any work or make any repairs as hereinbefore provided.

16.7 The Tenant covenants and agrees with the Landlord that the Tenant will only register a NOTICE TO LEASE in the Registry Office or the Land Titles Office.

16.8 The Tenant hereby waives and renounces any and all existing and future claims, offsets and compensation against any Base Rent or Additional rent or other amounts due hereunder and agrees to pay such rental and other amounts regardless of any claim, counterclaim, offset or compensation which may be asserted by the Tenant or on its behalf.

16.9 In the event of the sale by the Landlord of the Premises or the assignment by the Landlord of this Lease or any interest of the Landlord hereunder, and to the extent that such purchaser or assignee has assumed the covenants and obligations of the Landlord hereunder, the Landlord shall without further written agreement be freed and relieved of liability upon such covenants and obligations.

16.10 If any dispute shall arise between the parties with respect to:

(i)   the interpretation of the Lease;

(ii)  the fulfillment of the obligations of any party under the Lease;

(iii) any opinion, consent or approval to be given by any party under the Lease or;

(iv) any matter which may be referred to arbitration in accordance with the terms of this Lease.

(a) The parties agree to negotiate in good faith towards a speedy resolution of such dispute and to make use of such recognized mediation services as are available whenever possible. However, since time is recognized to be of the essence in the resolution of any such dispute, it is agreed that any party may at any time give written notice to the other party of its desire to submit such dispute to arbitration stating with reasonable particularity the subject matter of such dispute.

(b) During the continuation of the period of any arbitration under the Lease no default shall be deemed to have occurred in the performance of any covenant, obligation or agreement under the Lease which is the subject matter of such arbitration. The Tenant, however, must continue to pay to the Landlord all Base Rent and Additional Rent in accordance with the Lease pending the completion of the arbitration process.

16.11 If the Tenant pays all Base Rent, Additional Rent, and all other sums to the Landlord as they become due and if the Tenant performs and observes all of the terms, covenants, and conditions of this Lease on the Tenant's part, the Tenant shall be entitled to peaceably and quietly hold the Premises for the Term.

16.12 At the same time as the Tenant executes this Lease, the Indemnitor (if there is an Indemnitor) shall sign this Lease and the Indemnity Agreement attached as Schedule "B".

16.13 This Lease upon acceptance shall constitute a binding agreement between the Landlord and Tenant, and shall be binding upon and enure to the benefit of the parties and their respective successors and assigns.

ARTICLE 17 - SCHEDULES

17.1  The following schedules form part of this Lease.

      Schedule "A"               Landlord" Work
      Schedule "B"               Suite Layout

DATED at     Toronto         this 12th day of May 2006

SIGNED, SEALED AND DELIVERED ) ROANNE HOLDINGS LIMITED
In the presence of:          )
/S/"BRENDA        Cromie"    ) Per: /S/"JOAN HUNT"
                             ) I have the authority to bind
                             ) the Corporation

DATED at Toronto this 12th day of May 2006


SIGNED, SEALED AND DELIVERED ) IBB INTERNATIONAL CANADA LTD.
In the presence of:          )
                             ) Per:/s/"Jeremy Bowman"
                             ) I have the authority to bind
                             ) the Corporation

                         SCHEDULE "A" - LANDLORD'S WORK

In accordance with the building standard the Landlord, at its expense, shall supply and install the following as soon as possible and in no event later than May 31, 2006.

      a) Supply and install a door to separate the reception area from the office.

      b) Paint existing paint grade wall in a colour of the Tenant's choice using the Landlord's samples.

      c) Remove existing carpet and replace with new building standard carpet from the Landlord's samples in a colour of Tenant's choice in all existing carpeted areas.

      d) Expand the meeting room off reception area to column line and install a door into the main office area; and

      e) Repair any damaged doors and window coverings and ensure that HVAC, electrical and lighting are in good working order.

The Tenant will be able to occupy the Premises as soon as the Landlord's Work is substantially completed but only with the Landlord's consent which will not be unreasonably refused. The Landlord will make its best efforts to have the work done in a timely manner taking into account that time is of the essence.

                          AMENDMENT TO LEASE AGREEMENT

BETWEEN:     ROANNE HOLDINGS LIMITED
             (hereinafter referred to as: "Lessor")

AND:         IBB INTERNATIONAL CANADA LTD.
             (hereinafter referred to as "Lessee")

Whereas ROANNE HOLDINGS LIMITED and IBB INTERNATIONAL CANADA LTD have entered into a lease concerning the property known as 1 VALLEYBROOK DRIVE SUITE 101 TORONTO, ONTARIO M3B 2S7 consisting of 1,148 square feet as more particularly described in the aforementioned Lease. The Landlord and Tenant agree that Tenant will abide by all terms and conditions outlined in lease agreement for suite 100
- 1 Valleybrook Drive, save and accept Gross Rent free October 2007 included in suite 100.

The Tenant shall have the right to Terminate the Lease Once Only and only if the Tenant gives three (3) months notice by April 30/08 to terminate effective July 31, 2008 failing which rent will commence May 1/08.

AREA: 1,148 sq.ft.

TERM: August 1/07-June 30/11

RATE:            NET/NET
YEAR                          PER SQ.FT.     PER ANNUM            MONTHLY
Aug 1/07-Jun 30/11            $8.50          $9,758.00            $813.16

NET RENT FREE August 1/07 - April 30/08

PROPORTIONATE SHARE: 2%

ESTIMATED T.M.I: $12.00 per sq.ft. for 2007

SECURITY DEPOSIT: $1,961.17

The Tenant shall have an option to renew this Lease for a further term of FIVE
(5) years if the Tenant has continuously adhered to all terms and conditions of the Lease and is not in default thereunder and if the Tenant has delivered a written request for such renewal to the Landlord not less than three (3) months before the Expiration Date. Such renewal term shall be based upon the terms and conditions of the Landlord's then current standard form of lease, save only for Base Rent which shall be renegotiated between the parties at a rate equivalent to fair market rent and provided that the Tenant shall have no further right of renewal. If the Tenant fails to exercise the option to renew this Lease within the time and in the manner as aforesaid, this option shall be null and void. The Termination Right will not apply to the Extension Term.

LANDLORD'S WORK

     o    Install 1 solid door between units 100 and 101 "outside door" width

     o Install sink/counter/cupboards below counter with electric outlet at counter height leaving space for under-counter fridge.

     o    Install carpet to match existing carpet in suite 100

     o    Paint suite to match existing paint in suite 100

TENANT'S WORK

     o    To supply lock for door keyed on each side

Dated at       Toronto, Ontario, this         19 day of        June 2007

ROANNE HOLDINGS LIMITED

/s/"Joan Hunt"

WITNESS:/S/"S MACEACHEN"

Dated at          Toronto, Ontario, this     19 day of        June 2007

IBB INTERNATIONAL CANADA LTD.

/s/"Jeremy Bowman"

WITNESS:/S/ "JESSICA LIU"